Exhibit 1.1

HOLLY ENERGY PARTNERS, L.P.

Common Units Representing Limited Partner Interests

having an aggregate offering price of up to

$200,000,000

Equity Distribution Agreement

May 10, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Holly Energy Partners, L.P., a limited partnership organized under the laws of the state of Delaware (the “Partnership”), HEP Logistics Holdings, L.P., a limited partnership organized under the laws of the state of Delaware (the “General Partner”), and Holly Logistic Services, L.L.C., a limited liability company organized under the laws of the state of Delaware (“GP L.L.C.” and, together with the Partnership and the General Partner, the “Partnership Parties”), each confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Managers”) as follows:

1. Description of Offered Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $200,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Offered Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-204609) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Offered Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Offered Units in accordance with Rule 424(b). As filed, the Prospectus contains or incorporates by reference all information required by the Act and the rules thereunder, and, except to the extent that the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) To the extent that the Registration Statement is not available for the sales of the Offered Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Offered Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

(e) For purposes of each offering of the Offered Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by the Managers specifically for use therein.

(g) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Units.

(h) The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Act.

(j) None of the Partnership Parties nor any of the Subsidiaries (as defined below) have taken, and none of the Partnership Parties nor any of the Subsidiaries will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(k) There is no broker, finder or other party that is entitled to receive from any of the Partnership Parties any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(l) Neither the Partnership nor any of the Subsidiaries (as defined below) has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss (with regard to the Partnership and its Subsidiaries taken as a whole) or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, partners’ or stockholders’ equity or results of operations of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(m) Holly Energy Partners—Operating, L.P., a Delaware limited partnership (the “Operating Partnership”) and the Subsidiaries, as the case may be, have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Partnership and the Subsidiaries, as the case may be, free and clear of all (A) liens and security interests or (B) other claims and other encumbrances (other than liens or security interests) except (i) as provided in the Credit Agreement (as defined below), mortgages and deeds of trust granted in favor of Alon USA, LP, a Texas limited partnership, and HollyFrontier Corporation, a Delaware corporation, in connection with the use of pipelines and/or terminals by those entities or their affiliates, or as otherwise described, and subject to the limitations contained, in the Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the other Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

(n) The Partnership and each Subsidiary (as such term is defined below) (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate, limited liability company, partnership, or other power and authority necessary to own its property and carry on its business as now being conducted and proposed to be conducted in the future as described in the Prospectus; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, in each case in all material respects as described in the Prospectus, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the business, condition (financial or other), result of operations, properties or prospects of the Partnership and the Subsidiaries, taken as a whole.

(o) The General Partner, (A) has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware; (B) has all requisite partnership power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At the date hereof, and at each Settlement Date and/or Time of Delivery (as defined in Section 3(c)) (as applicable), the General Partner will be the sole general partner of the Partnership.

(p) GP L.L.C. (A) has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (B) has all requisite limited liability company power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At the date hereof, and at each Settlement Date and/or Time of Delivery (as applicable), GP L.L.C. will be the sole general partner of General Partner.

(q) The issued and outstanding limited partner interests of the Partnership consist of the common units and incentive distribution rights as set forth in the Prospectus. All of the Partnership’s outstanding common units and incentive distribution rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership’s First Amended and Restated Agreement of Limited Partnership dated as of July 13, 2004, as amended (the “Partnership Agreement”), and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and as otherwise described in the Prospectus).

(r) All of the issued and outstanding partnership interests of the General Partner have been duly authorized and validly issued and are fully paid (to the extent required under the General Partner’s partnership agreement) and the limited partner interests in the General Partner are nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA and as otherwise described in the Prospectus).

(s) All of the issued and outstanding membership interests of GP L.L.C. have been duly authorized and validly issued, are fully paid (to the extent required under the limited liability company agreement of GP L.L.C.) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 17-804 of the Delaware Limited Liability Act (the “Delaware LLC Act”) and as otherwise described in the Prospectus).

(t) Attached as Schedule II is a true and complete list of each entity in which the Partnership has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid (to the extent required by such Subsidiary’s limited liability company or partnership agreement) and (except (i) as such nonassessability may be affected by the Delaware LLC Act or the DRULPA and (ii) with respect to any general partner interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Prospectus, are owned, directly or indirectly through Subsidiaries, by the Partnership free and clear of all liens (other than transfer restrictions imposed by the Act, any applicable joint venture agreements for non-wholly-owned Subsidiaries, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Second Amended and Restated Credit Agreement, dated as of

February 14, 2011, as amended as of the date hereof (the “Credit Agreement”), among the Operating Partnership, the Partnership and the Subsidiaries party thereto as guarantors and the financial institutions party thereto). Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Partnership or any of the Subsidiaries.

(u) Other than as set forth on Schedule II or, if this representation is being made or is deemed to be made after the Execution Time, as set forth in the Prospectus, the Partnership and its Subsidiaries do not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity (except, if this representation is being made or is deemed to be made after the Execution Time, for such securities, the ownership of which is not material to the Partnership and its Subsidiaries taken as a whole). The General Partner, HEP Logistics GP, L.L.C. (“OLP GP”) and GP L.L.C. do not own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than their respective partnership interests in the Partnership, the Operating Partnership and the General Partner except, if this representation is being made or is deemed to be made after the Execution Time, (i) for such securities, the ownership of which is not material to the Partnership and its Subsidiaries taken as a whole, or (ii) as set forth in the Prospectus.

(v) This Agreement has been duly authorized, executed and delivered by the Partnership, General Partner and GP L.L.C. The Partnership has all requisite power and authority to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. At each Settlement Date and/or Time of Delivery (as applicable), all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership, the General Partner, GP L.L.C., the Operating Partnership, OLP GP or the Subsidiaries or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Offered Units by the Partnership and the consummation by the Partnership of the transactions contemplated hereby, shall have been validly taken.

(w) None of the Partnership Parties nor any Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (B) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (B) or (C), would, if continued, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement to which any of the Partnership Parties or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(x) The offering, issue and sale by the Partnership of the Offered Units and the compliance by the Partnership Parties with this Agreement and the consummation of the transactions contemplated hereby does not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of any of the Partnership Parties or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having authority over any of the Partnership Parties or any Subsidiary or any of their properties in a proceeding to which any of them or their property is a party or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties or any Subsidiary, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement by the Partnership Parties, or the consummation by the Partnership of the transactions contemplated hereby, except (i) for such consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) such as may be required under the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Offered Units in the manner contemplated herein and in the Prospectus, which consent(s) have already been obtained and (iii) for such consents which, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The public accountants whose reports appear or are incorporated by reference in the Registration Statement or the Prospectus are independent public accountants with respect to the Partnership within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and as required by the Public Company Accounting Oversight Board (the “PCAOB”). The historical financial statements (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated combined financial position, results of operations, cash flows and changes in partner’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The financial information set forth under the caption “Selected Financial Data” included in or incorporated by reference in the Prospectus has been prepared on a basis consistent with that of the audited and unaudited financial statements from which it is derived. Since the date of the Prospectus, except as set forth or contemplated in the Prospectus, (A) neither the Partnership nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business and (B) except (i) as otherwise set forth or contemplated in Item 7.01 of any Current Report on Form 8-K filed by the Partnership pursuant to the Exchange Act, or (ii) for any quarterly distributions declared by the Partnership on the Common Units in the ordinary course consistent with past practice for which such a filing has not yet been made, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any of its equity interests. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Parties or any Subsidiary is a party or of which any property of any of the Partnership Parties or any Subsidiary is the subject which, if determined adversely to such Partnership Party or Subsidiary (as applicable), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the best knowledge of the Partnership Parties, no such proceedings are threatened.

(bb) No labor dispute with the employees of any of the Partnership Parties or any Subsidiary exists or, to the knowledge of the Partnership Parties, is imminent and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of their or the Subsidiaries’ principal suppliers, contractors or customers, in each case, that is reasonably likely to result in a Material Adverse Effect.

(cc) Except as disclosed in the Prospectus, the Partnership Parties and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct, including the transport of, concerning any Hazardous Material (as defined below) (“Environmental Laws”), (ii) have received, and maintain in full force and effect, all Permits (as defined below) required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with the terms and conditions of any such Permits, and

(iv) to the knowledge of the Partnership Parties, do not have any liability in connection with either noncompliance with Environmental Laws or with the release into the environment of any Hazardous Materials, and (v) are not subject to any pending or, to the knowledge of the Partnership Parties, threatened claim or other legal proceeding under any Environmental Laws, except where such noncompliance with the Environmental Laws, failure to receive required Permits, failure to comply with the terms and conditions of such Permits or liability in connection with such noncompliance, releases, claims or legal proceedings would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(dd) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has concluded that such associated costs and liabilities as of the date hereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Each of the Partnership Parties and the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authority (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus (exclusive of any amendment or supplement thereto) and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Parties and the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Prospectus (exclusive of any amendment or supplement thereto); and except as described in the Prospectus, none of the Permits contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole.

(ff) The Operating Partnership and the other Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (A) qualifications, reservations and encumbrances which would not reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (B) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership and its Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries, taken as a whole.

(gg) The Partnership and the Subsidiaries have filed (or have obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and have timely paid all taxes shown to be due pursuant to such returns, other than those (A) which, if not paid, would not reasonably be expected to have a Material Adverse Effect or (B) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(hh) There is and has been no failure on the part of the Partnership or any member, officer or director of the Partnership, the General Partner or GP L.L.C., in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ii) None of the Partnership Parties nor any of the Subsidiaries nor, to the knowledge of the Partnership Parties, any member, officer, agent, employee or affiliate of the Partnership Parties or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, or the rules or regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010, as amended, or the rules or regulations thereunder (together with the FCPA, the “Anti-Bribery Laws”) or (iii) any similar law of any other relevant jurisdiction or the rules or regulations thereunder; the Partnership Parties, the Subsidiaries and, to the knowledge of the Partnership Parties, their affiliates, have conducted their businesses in compliance with the Anti-Bribery Laws and similar laws of any other relevant jurisdiction and the rules and regulations thereunder, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and no part of the proceeds from the sale of the Offered Units will be used, directly or indirectly, in violation of the Anti-Bribery Laws or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(jj) The operations of the Partnership Parties and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(kk) None of the Partnership Parties nor any of the Subsidiaries nor, to the knowledge of the Partnership Parties, any member, officer, agent, employee or affiliate of the Partnership Parties or any of the Subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each a “Sanctioned Country”) or (iii) will directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any Sanctioned Person, or in any other manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) Except as has been disclosed to the Managers or is not material to the analysis under any Sanctions, none of the Partnership Parties nor any of the Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do any of the Partnership Parties or any of the Subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(mm) The statements set forth in the Prospectus under the caption “Description of Our Common Units and Preferred Units”, insofar as they purport to constitute a summary of the terms of the Offered Units, under the caption “Material U.S. Federal Income Tax Consequences”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use therein.

(nn) The Partnership is not and, after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof, will not be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(oo) The Partnership and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13(a)-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Partnership is not aware of any material weaknesses in its internal controls over financial reporting.

(pp) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(qq) The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and the Subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(rr) The Partnership and the Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and covering such risks as the Partnership Parties reasonably believe is adequate for the conduct of the business of the Partnership and the Subsidiaries. None of the Partnership Parties nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Settlement Date and/or Time of Delivery (as applicable).

(ss) The Partnership is a partnership for U.S. federal income tax purposes.

Any certificate signed by or on behalf of any of the Partnership Parties and delivered to any Manager or counsel for any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Offered Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Offered Units on the following terms.

(i) The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by such Manager daily as agreed to by such Manager (in any event, together with the Offered Units that have already been issued and sold by the Partnership pursuant to this Agreement, not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Offered Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Offered Units designated for the sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Offered Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Offered Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Offered Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its reasonable efforts to sell, any of the Offered Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors of GP L.L.C. (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or the relevant Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the relevant parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153, (2) to or through a market maker or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue, and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to any Manager for sales of the Offered Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Offered Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Offered Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold by such Manager under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Offered Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Offered Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by such Manager. The commitment of a Manager to purchase the Offered Units pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership Parties herein contained (modified in the manner described in Section 3(a)(viii) hereof, and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Units, it shall promptly notify the other parties and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Offered Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership’s insider trading policy would prohibit the purchases or sales of the Partnership’s Common Units by its officers or directors, or during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Managers, for purposes of this paragraph (f) such period shall be deemed to end at the close of business on the trading day after the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4. Agreements. Each of the Partnership Parties, jointly and severally, agrees with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Partnership will make available to each Manager and counsel for the Managers, upon request and without charge, digital copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus may be deemed to be delivered pursuant to Rule 153), digital copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of each Manager, and each Manager agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) If (A) within the prior three Business Days (i) sales of the Offered Units have been made but not settled or (ii) the Partnership has outstanding with any Manager any instructions to sell any Offered Units, or (B) from the execution of any Terms Agreement to the later of the settlement of the last Offered Units to be purchased thereunder or the termination thereof, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, any employee unit option plan, unit ownership plan, long-term incentive plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(j) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(x) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Offered Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Offered Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Offered Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to provide a certificate under this Section 4(k) notwithstanding the fact that no instruction by the Partnership to the Managers to sell Offered Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date described in clause (iii) above or on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(k), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Offered Units, the Partnership shall provide the Managers with a certificate of the same tenor as the certificate referred to in Section 6(e) of this Agreement.

(l) At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 4(k) hereof, the Partnership Parties shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of (i) Vinson & Elkins LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, and (ii) the General Counsel of the Partnership (the “General Counsel”), each dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement (with respect to the opinion of Partnership Counsel) and Section 6(c) of this Agreement (with respect to the opinion of the General Counsel), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date with respect to which the Partnership is obligated to deliver, or elects to deliver, a certificate pursuant to Section 4(k) hereof, Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual

Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, an “Auditor Representation Date”), there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter or letters under this Section 4(n) shall be waived for any Auditor Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered an Auditor Representation Date) and the next occurring Auditor Representation Date for which no such waiver is made; provided, however, that the Partnership may elect, in its sole discretion, to cause the Accountants to provide the Managers a letter or letters under this Section 4(n) notwithstanding the fact that no instruction by the Partnership to the Managers to sell Units under this Agreement is in effect; provided further, however, that the abovementioned waiver shall not apply for any Representation Date described in clause (iii) above or on which the Partnership files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Offered Units following an Auditor Representation Date when the Partnership relied on such waiver and did not cause the Accountants to provide the Managers with a letter or letters under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Offered Units, the Partnership shall cause the Accountants to each furnish the Managers a letter or letters, dated the date of the Auditor Representation Date, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p) The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant quarter.

(r) If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Offered Units.

(s) Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership Parties of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).

(t) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or such prospectus is deemed to be delivered pursuant to Rule 153) under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(w) The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

(x) The Partnership will make all filings with respect to the Offered Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses.

(a) The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the registration of the Offered Units under the Exchange Act and the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses (if any) incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Offered Units (it being understood that any such transportation expenses and other expenses (if any) incurred by or on behalf of the Managers in connection with presentations to prospective purchasers of the Offered Units shall be the responsibility of the Managers); (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder.

6. Conditions to the Obligations of the Managers. The respective obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 3(a)(ix) of this Agreement; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Partnership Counsel to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, to the effect set forth in Exhibit A hereto.

(c) The Partnership shall have requested and caused the General Counsel to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers, to the effect set forth in Exhibit B hereto.

(d) The Managers shall have received from Latham & Watkins LLP, counsel for the Managers, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the Partnership, signed by the President or any Vice President and the principal financial or accounting officer of GP L.L.C., dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of each of the Partnership Parties in this Agreement are true and correct on and as of such date with the same effect as if made on such date and each of the Partnership Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

It is understood and agreed that references to the Registration Statement and the Prospectus in the representations and warranties of the Partnership Parties referred to in clause (i) above shall be deemed to refer to the Registration Statement and the Prospectus as amended as of the date the certificate referred to in this paragraph (e) is being delivered.

(f) The Partnership shall have requested and caused the Accountants to have furnished to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming (a) that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and the rules of the PCAOB, and (b) that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100, and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified information is given in the Registration Statement and the Prospectus, as of a date not more than five days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Between the Execution Time and the time of any sale of Offered Units through the Managers, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any published notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Offered Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership Parties shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers, at 885 Third Avenue, New York, New York 10022, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless each Manager, the directors, officers, employees, affiliates (within the meaning of Rule 405 under the Act) of each Manager, the selling agents of each Manager who have participated in the distribution of the Offered Units, and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Partnership Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have. Each of the Partnership Parties acknowledges that (a) the name and contact information of the Managers in the Prospectus Supplement and the Prospectus and (b) the statement that the Managers will not engage in stabilizing transactions found in the first sentence of the second paragraph of “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of any of the Managers for inclusion in the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties, each of their directors, officers and employees, and each person who controls such Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to such Manager, but only with reference to written information relating to such Manager furnished to the Partnership by such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Partnership Parties and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and by the Managers, on the other, from the offering of the Offered Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership Parties and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties, on the one hand, and of the Managers, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Partnership Parties and the Managers agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Manager be required to contribute any amount in excess of the amount by which the underwriting discount or commission, as the case may be, applicable to the Offered Units purchased by such Manager hereunder exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of any Partnership Party shall have the same rights to contribution as such Partnership Party, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Managers for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Offered Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager or any Partnership Party or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Holly Logistics Services, L.L.C., 2828 N. Harwood St., Suite 1300, Dallas, Texas 75201, attention of Stephen D. Wise, Vice President and Treasurer (facsimile: (214) 237-3051), and confirmed to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Partnership Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.

12. No fiduciary duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate(s) through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising any of the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that any of the Managers has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to any of the Partnership Parties, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership Parties (or any of them) and any Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Offered Units sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Offered Units prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(x) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its general partner

	By:	Holly Logistic Services L.L.C., its general partner

By:	/s/ Stephen D. Wise
	Name:	Stephen D. Wise
	Title:	Vice President and Treasurer

HEP LOGISTICS HOLDINGS, L.P.

By:	Holly Logistic Services L.L.C., its general partner

By:	/s/ Stephen D. Wise
	Name:	Stephen D. Wise
	Title:	Vice President and Treasurer

HOLLY LOGISTIC SERVICES L.L.C.

By:	/s/ Stephen D. Wise
	Name:	Stephen D. Wise
	Title:	Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Hobbs
Name: Mark Hobbs
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Carlos Garza Riquelme
Name: Carlos Garza Riquelme
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ David Moran
Name: David Moran
Title: Managing Director

2

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None.]

SCHEDULE II

Subsidiary	Jurisdiction of Organization	Equity Holder and % Held by Each
Cheyenne Logistics LLC	Delaware	Holly Energy Partners – Operating, L.P. (100%)

El Dorado Logistics LLC	Delaware	Holly Energy Partners – Operating, L.P. (100%)

El Dorado Operating LLC	Delaware	Holly Energy Partners – Operating, L.P. (100%)

El Dorado Osage LLC	Delaware	Holly Energy Partners – Operating, L.P. (100%)

HEP Casper SLC LLC	Delaware	Holly Energy Partners – Operating, L.P. (100%)

HEP El Dorado LLC	Delaware	El Dorado Logistics LLC (100%)

HEP Fin-Tex/Trust-River, L.P.	Texas	Holly Energy Partners—Operating, L.P. (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Logistics GP, L.L.C.	Delaware	Holly Energy Partners, L.P. (100%)

HEP Mountain Home, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Navajo Southern, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Pipeline Assets, Limited Partnership	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining Assets, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner) HEP Refining GP, L.L.C. (0.001% general partner)

HEP Refining GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP SLC, LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Tulsa LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP UNEV Holdings LLC	Delaware	Holly Energy Partners, L.P. (100% class A units) HollyFrontier Holdings LLC (100% class B units)

HEP UNEV Pipeline LLC	Delaware	HEP UNEV Holdings (100%)

HEP Woods Cross, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Holly Energy Storage-Lovington LLC	Delaware	HEP Refining, L.L.C. (100%)

Holly Energy Finance Corp.	Delaware	Holly Energy Partners, L.P. (100%)

Holly Energy Partners—Operating, L.P.	Delaware	Holly Energy Partners, L.P. (99.999% limited partner) HEP Logistics GP, L.L.C. (0.001% general partner)

Lovington-Artesia, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Roadrunner Pipeline, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Joint Venture	Jurisdiction of Organization	Equity Holder and % Held by Each
Frontier Pipeline Company	Wyoming	HEP Casper SLC LLC (50%) Plains Pipeline, L.P. (50%)

Osage Pipe Line Company, LLC	Delaware	El Dorado Osage LLC (50%) CHS McPherson Refinery Inc. (50%)

SLC Pipeline LLC	Delaware	HEP SLC, LLC (25%) Rocky Mountain Pipeline System LLC (75%)

UNEV Pipeline, LLC	Delaware	HEP UNEV Pipeline LLC (75%) Sinclair Transportation Company (25%)

EXHIBIT A

FORM OF OPINION OF PARTNERSHIP COUNSEL

The opinion of Vinson & Elkins L.L.P., counsel for the Partnership (capitalized terms not otherwise defined herein shall have the meanings provided in the Equity Distribution Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(b) of the Equity Distribution Agreement shall be to the effect that:

(a) Each of the Partnership, the Operating Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to serve as the general partner of the Partnership, in each case in all material respects as described in the Prospectus. Each of the Partnership, the Operating Partnership and the General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth beside its name on Annex A to this opinion.

(b) Each of OLP GP and GP LLC, has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, and, in the case of OLP GP and GP LLC, to serve as the general partner of the Operating Partnership and the General Partner, respectively, in each case in all material respects as described in the Prospectus. Each of OLP GP and GP LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth beside its name on Annex A to this opinion.

(c) (i) The General Partner is the sole general partner of the Partnership, owning of record, and to our knowledge, beneficially, a 2.0% general partner interest in the Partnership (assuming contribution by the General Partner to the Partnership on the date hereof of cash or other property sufficient to maintain its 2.0% general partner interest in the Partnership); (ii) such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; (iii) its general partner interest is free and clear of all liens, claims, charges, encumbrances, or security interests (“Liens”) that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Uniform Commercial Code of the State of Delaware (the “DE UCC”), of a financing statement, naming the General Partner as “debtor” and properly describing such general partner interest; and (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Partnership Agreement.

(d) (i) OLP GP is the sole general partner of the Operating Partnership, owning of record, and to our knowledge, beneficially, a 0.001% general partner interest in the Operating Partnership; (ii) such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the DE UCC, of a financing statement, naming OLP GP as “debtor” and properly describing such general partner interest, except for those arising or created in connection with the Second Amended and Restated Credit Agreement, dated as of February 14, 2011, as amended as of the date of the [Equity Distribution Agreement]1 (the “Credit Agreement”); and (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Operating Partnership Agreement, and (C) for restrictions arising in connection with the Credit Agreement.

(e) (i) The Partnership is the sole limited partner of the Operating Partnership, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in the Operating Partnership; (ii) such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); (iii) such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the DE UCC, of a financing statement, naming the Partnership as “debtor” and properly describing such limited partner interest, except for those arising or created in connection with the Credit Agreement; and (iv) to our knowledge, such limited partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Operating Partnership Agreement, and (C) for restrictions arising in connection with the Credit Agreement.

(f) (i) GP LLC is the sole general partner of the General Partner, owning of record, and to our knowledge, beneficially, a 0.001% general partner interest in the General Partner; (ii) such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the DE UCC, of a financing statement, naming GP LLC as “debtor” and properly describing such general partner interest; and (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the General Partner Partnership Agreement.

(g) (i) Navajo Pipeline is the sole limited partner of the General Partner, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in the General Partner; (ii) such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent

[1]	To be updated to any subsequent date with respect to which this opinion is required to be delivered.

required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); (iii) such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to DE UCC, of a financing statement, naming Navajo Pipeline as “debtor” and properly describing such limited partner interest; and (iv) to our knowledge, such limited partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the General Partner Partnership Agreement.

(h) (i) Navajo Pipeline is the sole member of GP LLC, owning of record, and to our knowledge, beneficially, a 100% membership interest in GP LLC; (ii) such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); (iii) such membership interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the DE UCC, of a financing statement, naming Navajo Pipeline as “debtor” and properly describing such membership interest; and (iv) to our knowledge, such membership interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the Delaware LLC Act and restrictions on transferability set forth in the GP LLC Agreement.

(i) The Partnership has the requisite partnership power and authority to issue, sell, and deliver the Offered Units to be issued and sold to the Managers by the Partnership in accordance with and upon the terms set forth in the Equity Distribution Agreement (and, if applicable, any Terms Agreement). The Offered Units to be issued and sold to the Managers by the Partnership pursuant to the Equity Distribution Agreement (and, if applicable, any Terms Agreement) and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms thereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement), nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “Description of our Common Units and Preferred Units–Common Units–Limited Liability”), and free of statutory preemptive rights or similar rights created under the Partnership Agreement except as disclosed in the Prospectus.

(j) The Registration Statement and the Prospectus (other than (i) the financial statements and related schedules, and (ii) the other financial or accounting data included or incorporated by reference therein, as to which we express no opinion), assuming the accuracy and completeness of the statements therein, comply as to form in all material respects with the requirements of the Act and the Exchange Act and the respective rules and regulations thereunder.

(k) The Equity Distribution Agreement (and, if applicable, any Terms Agreement) have been duly and validly authorized, executed, and delivered by the Partnership.

(l) None of the offering, issuance and sale by the Partnership of the Offered Units to be issued and sold by the Partnership pursuant to the Equity Distribution Agreement (and, if applicable, any Terms Agreement); the execution, delivery, and performance of the Equity Distribution Agreement (and, if applicable, any Terms Agreement) by the Partnership; or the consummation of the transactions contemplated thereby by the Partnership (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation or limited liability company agreement of any of the Partnership Parties or the Partnership Agreement; (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in a lien under any other agreement filed by the Partnership as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 20[    ], Quarterly Reports on Form 10-Q for the quarter[s] ended [        ], or any Current Report on Form 8-K filed during 20[    ] prior to the delivery of this opinion (collectively, the “Partnership’s SEC Filings”); or (iii) results or will result in any violation of the DRULPA, the Delaware LLC Act, the laws of the State of New York, or United States federal law (excluding federal and state securities laws (except as explicitly indicated in paragraph (j) above or in paragraph (p) or (r) below) or “Blue Sky” laws, as to which we express no opinion), which breach, violation, lien, or default in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(m) No consent, approval, authorization, order, registration, filing, or qualification (“Consent”) under the DRULPA, the Delaware LLC Act, New York law or federal law is required for the offering, issuance, and sale by the Partnership of the Common Units; the execution, delivery, and performance of the Equity Distribution Agreement (and, if applicable, any Terms Agreement) by the Partnership Parties; or the consummation by the Partnership of the transactions contemplated thereby, except (i) for such Consents required under the Exchange Act and state securities or “Blue Sky” laws and the rules of FINRA in connection with any purchase and distribution of the Offered Units by the Managers, as to which we express no opinion; (ii) for such Consents that have been obtained or made; (iii) for such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iv) as disclosed in the Prospectus.

(n) The statements set forth in the Prospectus under the caption “Description of Our Common Units and Preferred Units,” insofar as they constitute descriptions of law or legal conclusions, are accurate and complete in all material respects, and the Offered Units conform in all material respects to the descriptions thereof contained in the Prospectus under the caption “Description of Our Common Units and Preferred Units.”

(o) The opinion letter of Vinson & Elkins LLP that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed by the Partnership with the Commission on May 10, 2016 is confirmed, and the Managers may rely upon such opinion letter as if it were addressed to them.

(p) The Partnership is not, nor, after giving effect to the offering and sale of the Offered Units by the Partnership and the application of the proceeds thereof, will be an “investment company” as such term is defined in the Investment Company Act.

(q) To our knowledge, there are no agreements, contracts, indentures, leases, or other instruments that are required to be described in the Registration Statement[, the Disclosure Package]2 or the Prospectus that are not described or filed as required by the Act.

[2]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.

(r) (i) The Registration Statement was declared effective under the Act on December 11, 2015; (ii) to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and (iii) any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

Additionally, such counsel shall state that although they are not passing upon and do not assume any responsibility for or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement[, the Disclosure Package]3 or the Prospectus, no facts have come to such counsel’s attention to cause them to believe (i) that any part of the Registration Statement, on the most recent effective date under the Act of the Registration Statement or any amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) [that the Disclosure Package, as of the Execution Time, the Applicable Time and/or any applicable date related to the delivery of such counsel’s opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii)]4 that, as of its date and as of the date on which this opinion is being delivered, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need express no view, belief, or comment with respect to the financial statements and related schedules and the other financial or accounting data included or incorporated by reference in or omitted from the Registration Statement[, the Disclosure Package]5 or the Prospectus.

[3]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.
[4]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.
[5]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.

EXHIBIT B

FORM OF OPINION OF THE GENERAL COUNSEL

The opinion of the general counsel for the Partnership (capitalized terms not otherwise defined herein shall have the meanings provided in the Equity Distribution Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(c) of the Equity Distribution Agreement shall be to the effect that:

(a) to the knowledge of such counsel, none of the offering, issuance and sale by the Partnership of the Offered Units, the execution, delivery and performance of the Equity Distribution Agreement (and, if applicable, any Terms Agreement) by the Partnership Parties, or the consummation of the transactions contemplated thereby constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or require consent or waiver under any agreement or lease or other instrument to which any of the Partnership Parties or any of their respective properties may be bound, other than such consents and waivers as have been obtained or will be obtained prior to the applicable Settlement Date and which, on such Settlement Date, will be in full force and effect;

(b) to the knowledge of such counsel, none of the offering, issuance and sale by the Partnership of the Offered Units, the execution, delivery and performance of the Equity Distribution Agreement (and, if applicable, any Terms Agreement) by the Partnership Parties, or the consummation of the transactions contemplated thereby constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or require consent or waiver under, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to any of the Partnership Parties or any of their respective properties in a proceeding to which any Partnership Party or any such property is a party, which breach, violation or default would reasonably be expected to have a Material Adverse Effect (as defined in the Equity Distribution Agreement);

(c) to the knowledge of such counsel, none of the Partnership Parties is in (i) violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational documents, or (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which violation or breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect (as defined in the Equity Distribution Agreement); and

(d) to the knowledge of such counsel, there are no pending or threatened actions, suits or proceedings against or affecting any of the Partnership Parties or any Subsidiary or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Additionally, such counsel shall state that although they are not passing upon and do not assume any responsibility for or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement[, the Disclosure Package]6 or the Prospectus, no facts have come to such counsel’s attention to cause such counsel to believe (i) that any part of the Registration Statement, on the most recent effective date under the Act of the Registration Statement or any amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; [(ii) that the Disclosure Package, as of the Execution Time, the Applicable Time and/or any applicable date related to the delivery of such counsel’s opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii)]7 that, as of its date and as of the date on which this opinion is being delivered, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need express no view, belief, or comment with respect to the financial statements and related schedules and the other financial or accounting data included or incorporated by reference in or omitted from the Registration Statement[, the Disclosure Package]8 or the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP L.L.C., the General Partner, the Partnership and its Subsidiaries and upon information obtained from public officials, (B) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to federal laws, the DRULPA, the Delaware LLC Act, and the laws of the State of Texas and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes.

[6]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.
[7]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.
[8]	To be included in the event this opinion is being delivered in connection with a Time of Delivery under any Terms Agreement.

[Form of Terms Agreement]	ANNEX I

HOLLY ENERGY PARTNERS, L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

            , 20

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Dear Sirs:

Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May [10], 2016 (the “Equity Distribution Agreement”), between the Partnership, HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”), and Holly Logistic Services, L.L.C., a Delaware limited liability company (“GP L.L.C.” and, together with the Partnership and the General Partner, the “Partnership Parties”), and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as managers, to issue and sell to [                    ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)].

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per share to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership Parties.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its general partner

	By:	Holly Logistic Services L.L.C., its general partner

By:
Name:
Title:

HEP LOGISTICS HOLDINGS, L.P.

By:	Holly Logistic Services L.L.C., its general partner

By:
Name:
Title:

HOLLY LOGISTIC SERVICES L.L.C.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units representing Limited

Partner Interests

Number of Purchased Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price to the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Offered Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letter referred to in Section 4(n).

(4) The officers’ certificate referred to in Section 4(k).

(5) Such other documents as the Manager shall reasonably request.